Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 1, 2011, by and between HEMACARE CORPORATION, a California corporation and CORAL BLOOD SERVICES, INC., a California corporation (each individually a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”). Each reference herein to “Borrower” shall mean each and every party, collectively and individually, defined above as a Borrower.

RECITALS

WHEREAS, Borrower is currently indebted to Bank, pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 4, 2009, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.           Section 1.1. (a) is hereby amended (a) by deleting “December 1, 2011” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “December 1, 2012,” and (b) by deleting “Six Hundred Sixty Thousand One Hundred Fifty Dollars ($660,150.00)” as the maximum principal amount available under the Line of Credit, and by substituting for said amount “Five Hundred Ninety Four Thousand One Hundred Thirty Five Dollars ($594,135.00),” with such changes to be effective upon the execution and delivery to Bank of a promissory note dated as of December 1, 2011 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.           Section 1.1. (c) is hereby amended by deleting “Six Hundred Sixty Thousand One Hundred Fifty Dollars ($660,150.00)” as the maximum principal amount available under the subfeature for Letters of Credit under the Line of Credit, and by substituting for said amount “Five Hundred Ninety Four Thousand One Hundred Thirty Five Dollars ($594,135.00).”

3.           Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4.           Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

HEMACARE CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Pete van der Wal	By:	/s/ Seth Evenson
	Pete van der Wal, Chief Executive Officer		Seth W. Evenson, Relationship Manager

By:	/s/ Lisa Bacerra
Lisa Bacerra, Chief Financial Officer, Secretary

CORAL BLOOD SERVICES, INC.

By:	/s/ Pete van der Wal
Pete van der Wal, Chief Executive Officer

By:	/s/ Lisa Bacerra
Lisa Bacerra, Chief Financial Officer, Secretary